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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): May 28, 1998


                          NAPCO SECURITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                               0-10004                 11-2277818
(State of other jurisdiction         (Commission             (I.R.S. Employer
  of incorporation                   File Number)           Identification No.)


                                333 BAYVIEW AVE.
                              AMITYVILLE, NY 11701
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code: (516) 842-9400


                                 NOT APPLICABLE
(Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS.

      In May 1998 the Company announced that it had reached an agreement with NAPCO's co-founder Kenneth Rosenberg to repurchase all of Mr. Rosenberg's 889,576 shares of NAPCO common stock for $5.00 per share. The Closing occurred on May 28, 1998, at which time $2.5 million of the purchase price was paid. The balance will be paid over a 4-year period. The portion of the purchase price paid at Closing is being financed by the Company's primary bank.

      At the Closing, Mr. Rosenberg, resigned as officer and director of the Company, but will be available to consult with the Company pursuant to a consulting agreement. The agreement also provides that Mr. Rosenberg will not compete with the Company for a ten-year period.

      In addition, Richard Soloway, Chairman and co-founder has been appointed President of NAPCO, and Kevin S. Buchel, Senior Vice President of Operations and Finance has been elected a member of the Board of Directors and appointed Treasurer.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  Not applicable.


         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Not applicable.


         (c)      EXHIBITS.


                  Exhibit 99.1 Press Release of NAPCO SECURITY SYSTEMS, INC. dated May 29, 1998.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          NAPCO SECURITY SYSTEMS, INC.


Date: May 29, 1998           By /s/ Richard Soloway
                                ----------------------------
                                    Richard Soloway
                                    Chairman, President and Chief
                                      Executive Officer


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